Exhibit 99.1

Schrödinger Reports First Quarter 2020 Financial Results and Recent Business Updates

Total revenue of $26.2 million and strong growth of 26% year-over-year

Record software revenue of $23.8 million, up 28% year-over-year

Raised $209.6 million in net proceeds through initial public offering

Conference call today, Wednesday, May 13, 2020 at 8:30 a.m. ET

NEW YORK – May 13, 2020 - Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform enables discovery of high-quality, novel molecules for therapeutics and materials, today announced financial results for the first quarter ended March 31, 2020.

“The first quarter was marked by a significant milestone for Schrödinger with the completion of our successful IPO, which is a credit to our employees and our commitment to advancing the science underlying our platform,” said Schrödinger CEO Ramy Farid, Ph.D. “We are proud of what our team has accomplished, and we will continue to innovate as we work towards our mission of improving human health and quality of life by transforming the way therapeutics and materials are discovered.”

First Quarter Financial Results

Revenue was $26.2 million for the first quarter of 2020, a year-over-year increase of 26%.

Software revenue was $23.8 million for the quarter, representing a 28% increase from the first quarter of 2019. Drug discovery revenue was $2.4 million for the quarter, representing an 11% increase from the first quarter of 2019.

Gross profit reached $15.6 million in the first quarter versus $13.0 million in the first quarter of 2019. Software gross margin in the first quarter was 83%, unchanged from the first quarter of 2019.

Operating expenses for the first quarter of 2020 were $27.4 million, representing an increase of 47% from the first quarter of 2019.

Net loss, after adjusting for non-controlling interests, was $13.8 million, compared to $5.8 million in the same period in 2019.

Schrödinger ended the first quarter with cash, cash equivalents, restricted cash and marketable securities of $288.8 million.

“We are very pleased with our performance in the first quarter of 2020. Our revenue growth reflects the continuing trend of increased adoption of our physics-based solutions by pharmaceutical, biotechnology, and industrial companies,” said Schrödinger CFO Joel Lebowitz. “This quarter we also continued to invest heavily in research and development to advance our wholly-owned programs and the science underlying our platform.”

First Quarter & Recent Business Updates

Advancing the underlying computational platform. Schrödinger released new software capabilities to expand the domain of applicability of its technology and improve upon the accuracy of its methods. This includes a next-generation version of its protein refinement software package and advances in ADME/Tox property predictions.

Progressing internal drug discovery programs, including Wee1 kinase inhibitor and MALT1 inhibitor. Schrödinger expects to begin the nomination of development candidates in its wholly-owned pipeline for preclinical development by the end of 2020 and initiate IND-enabling studies by the first half of 2021. “Our integrated drug discovery teams have been able to continue advancing the programs by leveraging our computational platform, which allows for large-scale evaluation of molecules with significantly reduced reliance on wet lab experiments,” said Karen Akinsanya, Ph.D., Chief Biomedical Scientist and Head of Discovery R&D. “Further, despite the challenges of COVID-19, our global network of CROs has continued to support the progress of these programs with minimal delays.”

Expanding an existing collaboration with AstraZeneca to focus on refining a biologics modeling solution. In March, Schrödinger announced an expanded collaboration with AstraZeneca with the aim of accelerating the development of antibody and protein-based therapeutic candidates by enhancing Schrödinger’s free energy perturbation technology (FEP+) for the optimization of key properties of biologics, such as affinity and selectivity.

COVID-19 business impact. “While we did not see material impacts to our business during the first quarter, certain market risks are beginning to emerge that could affect our software growth and the timing of our drug discovery revenues in 2020. Some customers may experience budget pressures and potentially delay purchases, or our sales could be impacted by our inability to engage with customers in person. The crisis could also delay the progress of certain collaboration programs, particularly ones that are in clinical studies or preparing to enter clinical studies,” Mr. Lebowitz said. “We view these risks as temporary, and we believe we have ample resources to manage our business effectively during this time. We do not envision a long-term impact on our ability to execute on our strategy.”

Joining alliance to combat COVID-19. Schrödinger has joined a multi-company philanthropic effort to discover and develop novel small-molecule antiviral therapeutics to address COVID-19. The intent of the alliance, which to date also includes Takeda, Novartis, Gilead, and WuXi AppTec, is to make any discoveries from this alliance available to the public. There is no expectation that this effort will generate revenue for any of the companies involved in the alliance, including Schrödinger.

“We are proud to be involved in this alliance and hopeful the alliance will contribute meaningfully to addressing this global health crisis,” Dr. Farid said.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its first quarter financial results on Wednesday, May 13, 2020 at 8:30 a.m. EDT. The conference call can be accessed live over the phone by dialing (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and refer to conference ID 2783269. The webcast can be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website following the event.

About Schrödinger

Schrödinger’s industry-leading computational platform to accelerate drug discovery and materials design is deployed by leading biopharmaceutical and industrial companies, academic institutions and government laboratories worldwide. Schrödinger is also applying its computational platform to a diverse and extensive pipeline of drug discovery programs in collaboration with pharmaceutical companies and has co-founded leading biotech companies. In addition, Schrödinger is using its platform to advance a pipeline of internal, wholly-owned drug discovery programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding our expectations about the speed and capacity of our computational platform, our plans to continue to invest in research and our strategic plans to accelerate the growth of our software business and advance our collaborative and internal drug discovery programs, our expectations related to the use of our cash, cash equivalents, and marketable securities as well as our expectations related to the COVID-19 pandemic’s impact on our business. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the demand for our software solutions, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, our reliance upon our third-party drug discovery collaborators, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2020, as well as future filings and reports by us, including our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Media Contact:

Stephanie Simon

Ten Bridge Communications

stephanie@tenbridgecommunications.com

617-581-9333

Investor Contact:

Christina Tartaglia

Stern IR, Inc.

christina.tartaglia@sternir.com

212-362-1200

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except for share and per share amounts)

Assets	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$144,749	$25,986
Restricted cash	500	500
Marketable securities	143,505	59,844
Accounts receivable, net of allowance for doubtful accounts of $50 and $50	16,272	18,676
Unbilled and other receivables	1,908	7,062
Prepaid expenses	5,881	6,468

Total current assets	312,815	118,536
Property and equipment, net	6,488	6,268
Equity investments	15,156	15,366
Right of use assets	13,241	12,762
Other assets	2,172	2,338

Total assets	$349,872	$155,270

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,675	$3,524
Accrued payroll, taxes, and benefits	4,745	7,034
Deferred revenue	21,710	25,054
Lease liabilities	5,851	5,584
Other accrued liabilities	3,185	3,824

Total current liabilities	42,166	45,020
Deferred revenue, long-term	2,125	2,205
Lease liabilities, long-term	9,133	8,888
Other liabilities, long-term	900	900

Total liabilities	54,324	57,013

Commitments and contingencies (Note 4)
Convertible preferred stock:
Series E convertible preferred stock, $0.01 par value. Authorized zero and 77,150,132 shares; zero and 73,795,777 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	—	109,270
Series D convertible preferred stock, $0.01 par value. Authorized zero and 39,540,611 shares; zero and 39,540,611 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	—	22,000
Series C convertible preferred stock, $0.01 par value. Authorized zero and 47,242,235 shares; zero and 47,242,235 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	—	19,844
Series B convertible preferred stock, $0.01 par value. Authorized zero and 29,468,101 shares; zero and 29,468,101 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	—	9,840
Series A convertible preferred stock, $0.01 par value. Authorized zero and 134,704,785 shares; zero and 134,704,785 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	—	30,626

Total convertible preferred stock	—	191,580

Stockholders’ equity (deficit):
Common stock, $0.01 par value. Authorized 500,000,000 and 425,000,000 shares; 50,122,938 and 6,121,821 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	501	61
Limited common stock, $0.01 par value. Authorized 100,000,000 and 146,199,885 shares; 13,164,193 and zero shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	132	—
Additional paid-in capital	414,248	11,655
Accumulated deficit	(118,922)	(105,096)
Accumulated other comprehensive (loss) income	(442)	16

Total stockholders’ equity (deficit) of Schrödinger stockholders	295,517	(93,364)
Noncontrolling interest	31	41

Total stockholders’ equity (deficit)	295,548	(93,323)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$349,872	$155,270

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Software products and services	$23,812	$18,605
Drug discovery	2,362	2,136

Total revenues	26,174	20,741

Cost of revenues:
Software products and services	4,001	3,133
Drug discovery	6,548	4,604

Total cost of revenues	10,549	7,737

Gross profit	15,625	13,004

Operating expenses:
Research and development	13,700	8,438
Sales and marketing	4,789	5,093
General and administrative	8,936	5,086

Total operating expenses	27,425	18,617

Loss from operations	(11,800)	(5,613)

Other (expense) income:
Change in fair value	(3,079)	(627)
Interest income	699	438

Total other expense	(2,380)	(189)

Loss before income taxes	(14,180)	(5,802)
Income tax expense	91	46

Net loss	(14,271)	(5,848)
Net loss attributable to noncontrolling interest	(445)	(54)

Net loss attributable to Schrödinger common and limited common stockholders	$(13,826)	$(5,794)

Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.34)	$(0.98)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	40,666,970	5,938,260

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(14,271)	$(5,848)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash revenue from equity investments	(46)	(46)
Fair value adjustments	3,079	627
Depreciation	877	877
Stock-based compensation	1,775	520
Noncash research and development expenses	435	—
Noncash investment accretion	83	(1)
Decrease (increase) in assets:
Accounts receivable, net	2,404	1,065
Unbilled and other receivables	5,154	973
Reduction in the carrying amount of right of use assets	1,299	1,311
Prepaid expenses and other assets	(1,106)	87
Increase (decrease) in liabilities:
Accounts payable	2,110	1,028
Accrued payroll, taxes, and benefits	(2,289)	(685)
Deferred revenue	(3,378)	(2,714)
Lease liabilities	(1,266)	(1,469)
Other accrued liabilities	(638)	(348)

Net cash used in operating activities	(5,778)	(4,623)

Cash flows from investing activities:
Purchases of property and equipment	(843)	(1,065)
Purchases of equity investments	(2,869)	—
Purchases of marketable securities	(127,109)	(21,337)
Proceeds from sale and maturity of marketable securities	42,908	6,325

Net cash used in investing activities	(87,913)	(16,077)

Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	212,277	—
Issuances of Series E preferred stock, net	—	4,951
Issuances of common stock upon stock option exercise	177	115
Contribution by noncontrolling interest	—	100

Net cash provided by financing activities	212,454	5,166

Net increase (decrease) in cash and cash equivalents and restricted cash	118,763	(15,534)
Cash and cash equivalents and restricted cash, beginning of period	26,486	77,716

Cash and cash equivalents and restricted cash, end of period	$145,249	$62,182

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$64	$62
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment	254	—
Acquisitions of right of use assets in exchange for lease obligations	1,778	149
Right of use assets recognized on adoption	—	16,475
Accrued offering costs	786	—